FARADAY FUTURE REPORTS FINANCIAL
RESULTS FOR THIRD QUARTER 2022

– Official Rating from U.S. Environmental Protection Agency (“EPA”) Higher than Expectations –
– FF 91 Performance Specifications Ahead of Targets –
– Milestone #6 Reached at ieFactory California at Hanford –
– S-1/A Effective, Significant Funding Agreements Completed –

Los Angeles, CA (November 21, 2022) - Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) ("FF”, “Faraday Future”, or “the Company"), a California-based global shared intelligent electric mobility ecosystem company, today announced financial results for its third quarter ended September 30, 2022.

“The third quarter marked a turning point for our company, and we are seeing positive momentum across our vehicle program and in our funding program. I am pleased to announce the achievement of manufacturing milestone #6, the completion of construction and equipment installation in vehicle assembly areas of our ieFactory California at Hanford. We also saw strong progress with FF 91 testing and validation programs, where key performance metrics of our FF 91 including vehicle range (EPA rating), acceleration, and braking are even better than we promised,” said Dr. Carsten Breitfeld, Global CEO of Faraday Future.

Dr. Breitfeld continued, “Our registration statement becoming effective allows us to tap into some of the financing agreements we entered into in recent months. We strengthened our finance leadership, appointed a new auditor, and we filed our third quarter financials on time despite these transitions. We have completed important funding agreements and are optimistic that we can put in place the additional funding we need to launch the FF 91. With that momentum, we are currently developing revised budgets and production plans, and hope to be in a position to announce the timing of delivering the FF 91 to users shortly after funding is secured.”

KEY COMPANY HIGHLIGHTS DURING THIRD QUARTER 2022
Faraday Future noted several key organizational and program developments during the quarter, including:
•Announced a new financing facility which contemplates total potential funding of as much as $600 million in a senior secured convertible notes structure, with an initial $52 million of committed funds. FF later amended the facility agreement to allow it to demand the forced exercise of certain warrants in cash of up to $20 million, subject to certain conditions. Subsequently, an additional $60 million was committed under the facility on October 26, 2022.
•Announced its sponsorship and attendance at the 2022 Pebble Beach Concours d ‘Elegance. FF’s flagship FF 91 Futurist was available for demo rides and made a special appearance on the Concept Lawn on August 21, 2022.
•Announced the FF 91 Futurist, the Ultimate Intelligent TechLuxury EV, was officially certified to have a robust rating of 381 miles of EV range from the U.S. Environmental Protection Agency, a significant increase from the Company’s previous estimate of 333 miles.
•Announced an agreement relating to its governance dispute with FF Top, including changes in the Company’s board membership and size, and other changes. Mr. Adam He and Mr. Chad Chen were appointed to the Board of Directors.

EVENTS SUBSEQUENT TO THIRD QUARTER 2022
Subsequent to September 30, 2022, the following events and milestones were noted:
•Appointed Yun Han as Chief Accounting Officer and Interim Chief Financial Officer (“CFO”), effective October 25, 2022. Ms. Han was most recently Senior Vice President and Chief Accounting Officer of Romeo Power, Inc., and spent over 13 years with PricewaterhouseCoopers LLP (“PwC”). Ms. Han replaced Becky Roof, who had served as Interim CFO until October 12, 2022.
•Appointed Mazars USA LLP (“Mazars”) as the Company’s independent registered public accounting firm as of and for the year ending December 31, 2022, effective October 28, 2022. Mazars is an independent member firm of Mazars Group, an international audit, tax, and advisory organization operating in over 90 countries.
•Announced a definitive agreement for a new standby equity line of credit (“ELOC”) with an affiliate of Yorkville Advisors Global, LP (“Yorkville”), with an initial commitment of $200 million which can be increased up to $350 million at the Company’s option.
•Announced 369 preorders as of November 17, 2022. Preorders are fully refundable, non-binding, paid deposits for the FF 91 Futurist Alliance Edition and/or the FF 91 Futurist vehicles available initially for sale to customers in the U.S. and China. FF 91 Futurist Alliance Edition preorders require a $5,000 deposit for customers in the U.S.

and a CNY 50,000 deposit for customers in China. FF 91 Futurist preorders require a $1,500 deposit for customers in the U.S. and a CNY 20,000 deposit for customers in China.
•Announced the California Air Resources Board (“CARB”) has certified the FF 91 Futurist as a zero-emissions vehicle (“ZEV”). The ZEV program is part of CARB's Advanced Clean Cars package of coordinated standards that control smog-causing pollutants and greenhouse gas emissions of passenger vehicles in California.

RECENT FF 91 PERFORMANCE STATISTICS
Testing and certification of the FF 91 continues, with EPA range and CARB emission certification results recently received. Other official and non-official performance specifications were recently updated. While subject to further updates, the table below summarizes recent figures as compared to internal FF targets.

RESULTS FOR THIRD QUARTER 2022
Faraday Future reported an operating loss of approximately $81 million during the three months ended September 30, 2022, as compared to an operating loss of approximately $186 million for the three months ended September 30, 2021. Net loss decreased to approximately $103 million during the three months ended September 30, 2022, as compared to approximately $304 million net loss for the three months ended September 30, 2021.

During the three months ended September 30, 2022 spending was focused on completing the final stages of the ieFactory California manufacturing facility in Hanford, California and production and manufacturing tooling, and engineering, testing, certification and validation capabilities. Such activities are less costly relative to the activities completed in the three months ended September 30, 2021. The decrease in operating loss was also driven by reduced expenses resulting from deferred purchases of components and parts, and certain other cost reduction efforts, including a slowdown in program development relating to future electric vehicle models, and as a result of reduced accruals associated with certain Company litigation and loss on disposal of property and equipment relating to the abandonment of certain FF 91 program assets.

Total assets on September 30, 2022, were $541 million, which include $32 million of cash, compared to $907 million total assets on December 31, 2021. Total liabilities were approximately $253 million, versus approximately $340 million on December 31, 2021. Since inception, the Company has incurred cumulative losses from operations and negative cash flows from operating activities, and the Company reported an accumulated deficit of approximately $3.3 billion as of September 30, 2022. The Company expects to continue to generate significant operating losses for the foreseeable future as we continue to incur expenses before generating meaningful revenue.

Faraday Future Intelligent Electric Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating expenses
Research and development	$ 48,062	$ 79,757	$ 260,221	$ 94,506
Sales and marketing	3,888	6,832	16,272	11,099
General and administrative	28,655	36,725	89,173	64,148
Loss on disposal of property and equipment	—	62,342	1,407	62,987
Total operating expenses	80,605	185,656	367,073	232,740

Loss from operations	(80,605)	(185,656)	(367,073)	(232,740)
Change in fair value measurements	(6,966)	(22,747)	(622)	(60,394)
Interest expense	(663)	(296)	(5,537)	(26,550)
Related party interest expense	(996)	(1,597)	(2,931)	(15,765)
Other (expense) income, net	(6,457)	1,117	(14,307)	(718)
Loss on extinguishment or settlement of related party notes payable, notes payable and vendor payables in trust, net	(7,690)	(94,727)	(7,690)	(96,036)
Loss before income taxes	(103,377)	(303,906)	(398,160)	(432,203)
Income tax provision	—	—	(9)	(3)
Net loss	$ (103,377)	$ (303,906)	$ (398,169)	$ (432,206)

Per share information:
Net loss per Common Stock – Class A and Class B – basic and diluted	$ (0.30)	$ (1.06)	$ (1.20)	$ (2.12)
Weighted average Common shares outstanding – Class A and Class B – basic and diluted	346,575,508	287,951,929	330,878,677	203,686,758

Total comprehensive loss:
Net loss	$ (103,377)	$ (303,906)	$ (398,169)	$ (432,206)
Change in foreign currency translation adjustment	9,864	189	13,548	(487)
Total comprehensive loss	$ (93,513)	$ (303,717)	$ (384,621)	$ (432,693)

Faraday Future Intelligent Electric Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	September 30, 2022	December 31, 2021

Assets
Current assets
Cash	$ 31,766	$ 505,091
Restricted cash	2,162	25,386
Deposits	44,530	63,370
Other current assets	23,759	13,410
Total current assets	102,217	607,257
Property and equipment, net	411,657	293,135
Right of use assets	20,202	—
Other non-current assets	6,608	7,040
Total assets	$ 540,684	$ 907,432
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$ 65,239	$ 37,773
Accrued payroll and benefits	31,124	21,752
Accrued expenses and other current liabilities	46,104	68,760
Related party accrued interest	12,760	11,231
Accrued interest	541	8,263
Operating lease liabilities, current portion	2,487	—
Finance lease liabilities, current portion	1,807	—
Related party notes payable	12,253	13,655
Notes payable, current portion	5,008	132,372
Total current liabilities	177,323	293,806
Operating lease liabilities, less current portion	18,640	—
Finance lease liabilities, less current portion	6,917	7,570
Other liabilities, less current portion	3,531	3,720
Notes payable, less current portion	46,950	34,682
Total liabilities	253,361	339,778
Commitments and contingencies (Note 11)
Stockholders’ equity
Class A Common Stock, $0.0001 par value; 750,000,000 shares authorized; 345,794,368 and 168,693,323 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	31	17
Class B Common Stock, $0.0001 par value; 75,000,000 shares authorized; 64,000,588 and no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	6	—
Additional paid-in capital	3,603,368	3,482,226
Accumulated other comprehensive gain (loss)	6,603	(6,945)
Accumulated deficit	(3,322,685)	(2,907,644)
Total stockholders’ equity	287,323	567,654
Total liabilities and stockholders’ equity	$ 540,684	$ 907,432

Faraday Future Intelligent Electric Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$ (398,169)	$ (432,206)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	15,323	4,268
Stock-based compensation	9,793	8,521
Vesting of restricted stock awards for employee bonus	—	14,620
Loss on disposal of property and equipment	1,407	62,987
Change in fair value measurement of related party notes payable and notes payable	622	60,394
Loss (gain) on foreign exchange	2,484	(1,823)
Loss on write-off of vendor deposits, net and (gain) on write-off of accounts payable	2,992	(4,191)
Non-cash interest expense	8,468	36,478
Loss on extinguishment or settlement of related party notes payable, notes payable and vendor payables in trust, net	7,690	96,036
Gain on forgiveness of vendor payables in trust	—	(1,731)
Reserve for unrecoverable value added taxes	—	6,404
Other	324	—
Changes in operating assets and liabilities:
Deposits	13,364	(35,796)
Other current and non-current assets	(16,011)	(18,446)
Accounts payable	27,467	(40,434)
Accrued payroll and benefits	9,372	(6,889)
Accrued expenses and other current liabilities	(24,628)	12,763
Operating lease liabilities	(2,886)	—
Accrued interest expense	(12,721)	—
Transfers between vendor payables in trust and accounts payable	—	1,167
Net cash used in operating activities	$ (355,109)	$ (237,878)
Cash flows from investing activities
Payments for property and equipment	$ (112,099)	$ (37,264)
Net cash used in investing activities	$ (112,099)	$ (37,264)
Cash flows from financing activities
Proceeds from issuance of Class A Common Stock in the Business Combination	—	229,583
Proceeds from issuance of Class A Common Stock pursuant to the PIPE Financing	—	761,400
Transaction costs paid in connection with the Business Combination	—	(23,148)
Transaction costs paid in connection with the PIPE Financing	—	(61,130)
Proceeds from related party notes payable	—	200
Proceeds from notes payable, net of original issuance discount	40,050	172,031
Proceeds from exercise of warrants	1,728	—
Payments of notes payable	(87,258)	—
Payments of related party notes payable	—	(38,217)
Payments of notes payable, including liquidation premium	—	(48,210)
Payments of notes payable issuance costs	(2,813)	(3,355)
Payments of vendor payables in trust	—	(27,722)
Payments of finance lease obligations	(1,410)	(2,691)
Repurchase of common stock	(767)	—
Transfers between vendor payables in trust and accounts payable	—	(1,167)
Proceeds from exercise of stock options	9,535	10,492
Payments of stock issuance costs	—	(1,071)
Net cash (used in) provided by financing activities	$ (40,935)	$ 966,995
Effect of exchange rate changes on cash and restricted cash	11,594	(2,536)
Net (decrease) increase in cash and restricted cash	$ (496,549)	$ 689,317
Cash and restricted cash, beginning of period	530,477	1,827
Cash and restricted cash, end of period	$ 33,928	$ 691,144

Customers can preorder an FF 91 via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online, (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE
Faraday Future is a class-defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since its inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet, and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

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NO OFFER OR SOLICITATION
This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS
This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company (including an effective registration statement for the resale of the shares to be issued pursuant to the Yorkville ELOC), the failure of any which could result in the Company seeking protection under the Bankruptcy Code; the ability of the Company to agree on definitive documents to effectuate the governance changes with FF Top; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and to continue to be listed on Nasdaq; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and temporary salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1/A filed on November 8, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com

John Schilling
Media: media@faradayfuture.com